UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 28, 2024

Date of Report (Date of earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

(302) 773-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Board of Directors of The Chemours Company (“Chemours” or the “Company”) appointed Denise Dignam as the Interim Chief Executive Officer and Matthew Abbott as the Interim Chief Financial Officer (principal financial and accounting officer). On February 28, 2024, the Board placed President and Chief Executive Officer Mark Newman, Senior Vice President and Chief Financial Officer Jonathan Lock and Vice President, Controller and Principal Accounting Officer Camela Wisel on administrative leave pending completion of the Audit Committee review described in the press release attached as Exhibit 99.1 to the Current Report on Form 8-K furnishing select unaudited preliminary estimates of operating results and other financial measures as of and for the year ended December 31, 2023, furnished to the Securities and Exchange Commission on the date hereof.

Ms. Dignam, age 58, has been serving as the Company’s President – Titanium Technologies since March 2023. Ms. Dignam joined Chemours in 2015 and has served as our President – Advanced Performance Materials from 2021-2023; Vice President of Global Operations – Fluoroproducts, from 2019 to 2021; Global Senior Business Director – Fluoropolymers, from 2016 to 2019; and North American Business Director – Diversified Technologies and Industrial Resins, from 2015 to 2016. Previously, she worked at E.I. du Pont de Nemours and Company (“EID”) in various roles, including Director of Global Supply Chain – Fluoroproducts, from 2013 to 2014; Global Business Manager of Sulfur Products, from 2009 to 2013; and Global Sales Manager of Clean Technologies from 2007 to 2009. Ms. Dignam joined EID in 1988 as a design engineer.

Mr. Abbott, age 48, has been serving as the Company’s Senior Vice President & Chief Enterprise Transformation Officer, with responsibility for Enterprise Capital Projects and Engineering Technology, Information Technology, Cyber Security, Digital and Data Analytics, and Procurement, since June 2023. Mr. Abbott joined Chemours in 2017 and has served as Chemours’ Vice President, Digital and Data Analytics Leader from 2021 to 2023 where he was central to designing digital strategies to accelerate Chemours’ journey to becoming a data-driven organization. Past roles included Vice President, Chief Accounting Officer and Controller from 2019 to 2021; and Vice President and Chief Audit Executive from 2017 to 2019. Prior to joining Chemours, Mr. Abbott was a Partner at PricewaterhouseCoopers LLP (“PwC”) for five years, with nearly twenty total years of experience serving PwC’s industrial products and high-technology clients.

Neither Ms. Dignam nor Mr. Abbott have any family relationship with any of the Company’s executive officers or directors. There are no transactions for either Ms. Dignam or Mr. Abbott that would be reportable under Item 404(a) of Regulation S K. The Board may make changes to Ms. Dignam’s or Mr. Abbott’s existing compensation arrangements with respect to their respective appointments as Interim Chief Executive Officer and Interim Chief Financial Officer in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

Date: February 29, 2024	By:	/s/ Kristine M. Wellman
	Name:	Kristine M. Wellman
	Title:	Senior Vice President, General Counsel and Corporate Secretary